EXECUTION COPY

                         VOTING AGREEMENT

          THIS VOTING AGREEMENT (this "Agreement"), dated as of September 6, 1999, is made by and among J. GARY RUSS, an individual, RONALD L. LARSON, an individual, TIMOTHY I. MILLER, an individual, DAN E. MOLTER, an individual, KIRK D. MOUDY, an individual, LYNN B. POWELL, III, an individual, WALTER L. PRESHA, an individual, R. JAY TAYLOR, an individual, and EDWARD D. WYKE, an individual (collectively, the "Significant Stockholders"), and GOLD BANC CORPORATION, INC., a Kansas corporation ("Gold Banc").

                             RECITALS

          A. Gold Banc, Gold Banc Acquisition Corporation XI, Inc., a Kansas corporation ("Acquisition Subsidiary"), American Bancshares, Inc., a Florida corporation (the "Company"), are entering into an Agreement and Plan of Reorganization, dated the date hereof (the "Merger Agreement"), which provides, among other things, that the Company will merge with and into Acquisition Subsidiary (the "Merger"). Capitalized terms used herein that are not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

          B. As a condition to Gold Banc entering into the Merger Agreement, Gold Banc has required that each of the Significant Stockholders agree, and in order to induce Gold Banc to enter into the Merger Agreement, each of the Significant Stockholders has agreed, to enter into this Agreement with respect to all the shares of Company Common Stock now owned or which may hereafter be acquired by each of the Significant Stockholders (the "Controlled Shares").

                            AGREEMENT

          ACCORDINGLY, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Voting Agreement. Each of the Significant Stockholders hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, each of the Significant Stockholders shall vote its Controlled Shares: (a) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement, and (b) against any competing Acquisition Proposal, or any other action or agreement that would result in a breach of any representation, warranty, covenant or agreement of the Company set forth in the Merger Agreement, or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

     2.   Representations and Warranties.  Each Significant
Stockholder hereby represents and warrants to Gold Banc, solely with respect to itself and the Controlled Shares owned by such Significant Stockholder, as follows:

          (a) Authority. The Significant Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Significant Stockholder and constitutes the legal, valid and binding obligation of the Significant Stockholder, enforceable against the Significant Stockholder in accordance with its terms.

          (b) No Conflict. The execution and delivery of this Agreement by the Significant Stockholder does not, and the performance of this Agreement by the Significant Stockholder will not, to the knowledge of the Significant Stockholder, (i) conflict with or violate the Certificate of Incorporation or Bylaws or other organizational documents of the Company or any Subsidiary, (ii) conflict with or violate any Law applicable to the Significant Stockholder or to which the Controlled Shares are subject, or (iii) conflict with, violate or result in any breach of or constitute a default (or an event that which notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Controlled Shares, pursuant to any Contract or Lien or other instrument or obligation to which the Significant Stockholder is a party, or to which the Significant Stockholder or the Controlled Shares are subject.

          (c) No Consents. The execution and delivery of this Agreement by the Significant Stockholder does not, and the performance of this Agreement by the Significant Stockholder will not, require the Consent of any Person, including any Governmental Entity.

     3. Title to the Controlled Shares. As of the date hereof, the Significant Stockholder is the record or beneficial owner of the number of shares of Common Company Stock listed for such Significant Stockholder on Schedule A hereto. The Controlled Shares are owned free and clear of all Liens, rights of first refusal, limitations on the Significant Stockholder's voting rights and other encumbrances of any nature whatsoever. The Significant Stockholder has not appointed or granted any proxies, which appointments or grants are still effective, with respect to the Controlled Shares.

     4. Covenants. Each Significant Stockholder hereby covenants and agrees, solely with respect to itself and the Controlled Shares owned by such Significant Stockholder, as follows:

          (a)  No Inconsistent Agreements.  Except as
contemplated by this Agreement and the Merger Agreement, the Significant Stockholder will not enter into any voting agreement or grant any proxy or power of attorney with respect to its Controlled Shares that are inconsistent with this Agreement.

          (b) No Transfer of Stock. The Significant Stockholder will not, without the prior written consent of Gold Banc, offer for sale, sell, transfer, tender, pledge, encumber, assign, hypothecate, cause to be redeemed or purchased or otherwise transfer or dispose of, directly or indirectly, record or beneficial ownership of any of the Controlled Shares.

          (c) No Exercise of Options. The Significant Stockholder will not, without the prior written consent of Gold Banc, exercise, sell or transfer any option or contract to purchase, purchase any option to sell, grant any option right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, record or beneficial ownership of any option or warrant to purchase, or acquire, any Company Common Stock or any securities convertible into any Company Common Stock.

     5.   Miscellaneous.

          (a) Termination. This Agreement shall terminate upon the earlier of: (i) the Effective Time of the Merger or (ii) termination of the Merger Agreement pursuant to Section 11.1 thereof.

          (b) Specific Performance. The parties hereto agree that irreparable damage would occur in the event a provision of this Agreement is not performed in accordance with the terms hereof and that Gold Banc shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          (c) Entire Agreement. This Agreement and the Merger Agreement constitute the entire Agreement between Gold Banc and each of the Significant Stockholders with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between Gold Banc and each of the Significant Stockholders with respect to the subject matter hereof.

          (d) Amendment. The Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          (e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not effected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

          (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

          (g) Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.


                                    /s/ J. Gary Russ
                                        J. Gary Russ


                                    /s/ Ronald L.Larson
                                        Ronald L. Larson


                                    /s/ Timothy I. Miller
                                        Timothy I. Miller


                                    /s/ Dan E. Molter
                                        Dan E. Molter


                                    /s/ Kirk D. Moudy
                                        Kirk D. Moudy


                                    /s/ Lynn B. Powell, III
                                        Lynn B. Powell, III


                                    /s/ Walter L. Presha
                                        Walter L. Presha


                                    /s/ R. Jay Taylor
                                        R. Jay Taylor


                                    /s/ Edward D. Wyke
                                        Edward D. Wyke

                                   GOLD BANC CORPORATION, INC.



                                   By:__________________________
                                     Name:
                                     Title:

                            SCHEDULE A


NAME OF SIGNIFICANT STOCKHOLDER      NUMBER OF CONTROLLED SHARES*

J. Gary Russ                                 208,679

Ronald L. Larson                              55,442

Timothy I. Miller                             48,047

Dan E. Molter                                 57,157

Kirk D. Moudy                                 26,518

Lynn B. Powell, III                           22,818

Walter L. Presha                              25,765

R. Jay Taylor                                  6,818

Edward D. Wyke                                42,450


*Includes 6,818 stock options held by each.